Exhibit 99.1

Beyond Air® Secures up to $40 Million Debt Financing

Funding to support the commercialization of LungFit® PH and advance the clinical development of high concentration nitric oxide treatment using Beyond Air’s revolutionary LungFit platform technology

GARDEN CITY, N.Y., June 15, 2023 – Beyond Air, Inc. (NASDAQ: XAIR) (“Beyond Air” or the “Company”), a commercial stage medical device and biopharmaceutical company focused on developing inhaled nitric oxide (NO) for the treatment of patients with respiratory conditions, including serious lung infections and pulmonary hypertension, and, through its affiliate Beyond Cancer, Ltd., ultra-high concentration nitric oxide (UNO) for the treatment of solid tumors, today announced securing a senior secured debt financing of up to $40 million from funds managed by Avenue Capital Group. The term loan provides Beyond Air with funding to support the ongoing commercial launch of LungFit PH and advance clinical development of the LungFit platform.

Avenue Capital Group has agreed to provide the Company with up to $40 million of senior secured term loans funded across three tranches with $17.5 million fully funded at close. The facility has a four-year term from the funding of the first tranche. In addition to certain fees, the Company shall grant the lender warrants to purchase 233,843 shares of common stock. Upon Beyond Air meeting certain milestones, the remaining tranches of $10 million and $12.5 million will be made available, subject to the Company’s discretion, until September 2024 and after April 2024, respectively.

“This transaction immediately strengthens our balance sheet and allows us to continue ramping up our commercial efforts for LungFit PH. We are extremely pleased to have a strong partner in Avenue Capital, which has a strong track record in healthcare and a history with nitric oxide,” commented Steve Lisi, Chairman and Chief Executive Officer of Beyond Air. “Additionally, this funding allows for the continued development of our clinical pipeline.”

Chad Norman, Senior Portfolio Manager at Avenue Capital Group, added, “We are impressed with Beyond Air’s technology and its potential to improve the lives of patients who are in need of inhaled nitric oxide. We believe the Company’s convenient, tankless solution is positioned to be a game changer for those living with chronic conditions.”

Key features of the term loan

●	$40 million – secured by a first priority lien on Company assets
●	Term length: Four years (interest only for up to 36 months)
●	Coupon: Greater of 12.00% or WSJ Prime plus 3.75%
●	$17.5 million funded at closing (Tranche ‘1’)
●	$22.5 million available in 2 tranches, based on meeting certain milestones
●	The borrower shall grant Lender 233,843 warrants to purchase shares of Borrower’s common stock at a strike price of $5.88

Piper Sandler served as exclusive financial advisor and sole lead arranger to the Company on the transaction.

About Beyond Air®, Inc.

Beyond Air is a medical device and biopharmaceutical company dedicated to harnessing the power of nitric oxide through its revolutionary NO Generator and Delivery System, LungFit, that uses NO generated from ambient air to deliver precise amounts of NO to the lungs for the potential treatment of a variety of pulmonary diseases. The LungFit can generate up to 400 ppm of NO, for delivery either continuously or for a fixed amount of time and has the ability to either titrate dose on demand or maintain a constant dose. The Company has received FDA approval for its first system, LungFit PH for persistent pulmonary hypertension of the newborn. Beyond Air is currently advancing its other revolutionary LungFit systems in clinical trials for the treatment of severe lung infections such as viral community-acquired pneumonia (including COVID-19), nontuberculous mycobacteria (NTM) and severe lung infections in other settings. Additionally, Beyond Cancer, an affiliate of Beyond Air, is investigating ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

About Nitric Oxide

Nitric Oxide is a powerful molecule, naturally synthesized in the human body, proven to play a critical role in a broad array of biological functions. In the airways, NO targets the vascular smooth muscle cells that surround the small resistance arteries in the lungs. Currently, exogenous inhaled NO is used in adult respiratory distress syndrome, post certain cardiac surgeries and persistent pulmonary hypertension of the newborn to treat hypoxemia. Additionally, NO is believed to play a key role in the innate immune system and in vitro studies suggest that NO possesses anti-microbial activity not only against common bacteria, including both gram-positive and gram-negative, but also against other diverse pathogens, including mycobacteria, viruses, fungi, yeast and parasites, and has the potential to eliminate multi-drug resistant strains.

About the LungFit®*

Beyond Air’s LungFit is a cylinder-free, phasic flow generator and delivery system and has been designated as a medical device by the U.S. Food and Drug Administration (FDA). The ventilator compatible version of the device can generate NO from ambient air on demand for delivery to the lungs at concentrations ranging from 1 ppm to 80 ppm. The LungFit system could potentially replace large, high-pressure NO cylinders providing significant advantages in the hospital setting, including greatly reducing inventory and storage requirements, improving overall safety with the elimination of NO2 purging steps, and other benefits. The LungFit can also deliver NO at concentrations at or above 80 ppm for potentially treating severe acute lung infections in the hospital setting (e.g. COVID-19, bronchiolitis) and chronic, refractory lung infections in the home setting (e.g. NTM). With the elimination of cylinders, Beyond Air intends to offer NO treatment in the home setting.

* Beyond Air’s LungFit PH is approved for commercial use only in the United States of America to treat term and near-term neonates with hypoxic respiratory failure. Beyond Air’s other LungFit systems are not approved for commercial use and are for investigational use only. Beyond Air is not suggesting NO use over 80 ppm or use at home.

About PPHN

Persistent pulmonary hypertension of the newborn (PPHN) is a lethal condition and secondary to failure of normal circulatory transition at birth. It is a syndrome characterized by elevated pulmonary vascular resistance (PVR) that causes labile hypoxemia due to decreased pulmonary blood flow and right-to-left shunting of blood. Its incidence has been reported as 1.9 per 1000 live births (0.4–6.8/1000 live births) with mortality rate ranging between 4–33%. This syndrome complicates the course of about 10% of infants with respiratory failure and remains a source of considerable morbidity and mortality. NO gas is a vasodilator, is approved in dozens of countries to improve oxygenation and reduces the need for extracorporeal membrane oxygenation (ECMO) in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilator support and other appropriate agents.

About Beyond Cancer, Ltd.

Beyond Cancer, Ltd., an affiliate of Beyond Air, Inc., is a development-stage biopharmaceutical and medical device company utilizing ultra-high concentration nitric oxide (UNO) via a proprietary delivery platform to treat primary tumors and prevent metastatic disease. Nitric oxide at ultra-high concentrations has been reported to show anticancer properties and to potentially serve as a chemosensitizer and radiotherapy enhancer. A first-in-human study is underway in patients with solid tumors. The Company is conducting preclinical studies of UNO in multiple solid tumor models to inform additional treatment protocols.

For more information, visit www.beyondcancer.com.

Forward Looking Statements

This press release contains “forward-looking statements” concerning, among other things, the Avenue Capital debt financing; the Company’s expected use of proceeds from the financing; the Company’s commercial and clinical development plans and the expected timing thereof; the potential safety and efficacy of inhaled nitric oxide and the ultra-high concentration nitric oxide product candidate, as well as its therapeutic potential in a number of indications; the potential impact on patients and anticipated benefits associated with inhaled nitric oxide and the ultra-high concentration nitric oxide product candidate; and other statements regarding the Company’s future operations, financial performance, financial position, prospects, objectives and other future events. Forward-looking statements include statements about expectations, beliefs, or intentions regarding product offerings, business, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “expects,” “plans,” “anticipates,” “believes” “expects,” “intends,” “looks,” “projects,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect views as of the date they are made with respect to future events and financial performance. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks and uncertainties related to: Beyond Air’s ability to meet the criteria necessary to achieve additional funding under the debt financing agreement; Beyond Air’s ability to comply with the covenants set forth in the debt financing agreement; the commercial success of Beyond Air’s LungFit PH; Beyond Cancer’s ability to raise additional capital; the timing and results of future pre-clinical studies and clinical trials concerning the ultra-high concentration nitric oxide product candidate; the potential that regulatory authorities, including the FDA and comparable non-U.S. regulatory authorities, may not grant or may delay approval for the ultra-high concentration nitric oxide product candidate; the approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; Beyond Cancer’s ability to fund and the results of further pre-clinical studies and clinical trials of the ultra-high concentration nitric oxide product candidate; obtaining, maintaining and protecting intellectual property utilized by products; obtaining regulatory approval for products; competition from others using similar technology and others developing products for similar uses; dependence on collaborators; unanticipated costs and expenses and other risks, which may, in part, be identified and described in the “Risk Factors” section of Beyond Air’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission, all of which are available on Beyond Air’s website. Beyond Cancer and Beyond Air undertake no obligation to update, and have no policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACTS:

Investor Relations Contacts

Edward Barger

Head of Investor Relations

ebarger@beyondair.net

Corey Davis, Ph.D.

LifeSci Advisors, LLC

Cdavis@lifesciadvisors.com

Media Contact

Kori-Ann Taylor

Head of Marketing

ktaylor@beyondair.net

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